EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

In connection with the quarterly report on Form 10-Q of Cox Radio, Inc. (the “Company”) for the period ended March 31, 2007 as filed with the Securities and Exchange Commission as of the date hereof, I, Robert F. Neil, Chief Executive Officer of the Company, and I, Neil O. Johnston, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that to the best of our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert F. Neil
Name:	Robert F. Neil
Title:	Chief Executive Officer
Date:	May 9, 2007

/s/ Neil O. Johnston
Name:	Neil O. Johnston
Title:	Chief Financial Officer
Date:	May 9, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act, or other documentation authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act, has been provided to Cox Radio and will be retained by Cox Radio and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the quarterly report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cox Radio under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the quarterly report on Form 10-Q, irrespective of an general incorporation language contained in such filing).